4Q24	FINANCIALRESULTS

BNY Reports Fourth Quarter 2024
Earnings Per Common Share of $1.54, or $1.72 as Adjusted (a)
Full-Year 2024 Earnings Per Common Share of $5.80, or $6.03 as Adjusted (a)
NEW YORK, January 15, 2025 – The Bank of New York Mellon Corporation (“BNY”) (NYSE: BK) today has reported financial results for the fourth quarter of 2024.

CEO COMMENTARY

BNY closed out 2024 with a strong performance, delivering record net income of $4.3 billion on record revenue of $18.6 billion and generating a return on tangible common equity of 23% for the year. Significant positive operating leverage resulted in pre-tax margin and profitability expansion, and we returned $4.4 billion of capital to our common shareholders.
Building on the solid foundation laid in 2023, we accelerated the pace of our ongoing transformation in 2024 through consistent execution against our strategic pillars.
We launched a new commercial coverage model, developed new products and solutions for our clients, completed a brand refresh, announced and closed our first acquisition in several years, and commenced the phased transition to our strategic platforms operating model. We also continued to invest in our culture and attracted top talent to further strengthen our team.
We enter 2025 with strong momentum, on the right path to unlock the opportunity embedded in our company. I am proud of our people and thank them for their continued dedication and hard work to be more for our clients, to run our company better, and to power our culture.
– Robin Vince, President and Chief Executive Officer

	EPS	Adj. EPS	Pre-tax margin	Adj. Pre-tax margin	ROE	Adj. ROTCE

4Q24	$1.54	$1.72 (a)	30%	34% (a)	12.2%	26.1% (a)

FY24	$5.80	$6.03 (a)	31%	33% (a)	11.9%	23.8% (a)

4Q24 KEY FINANCIAL INFORMATION

(dollars in millions, except per share amounts and unless otherwise noted)		4Q24 vs.
	4Q24	3Q24	4Q23
Selected income statement data:

Total fee revenue	$3,513	3%	9%
Investment and other revenue	140	N/M	N/M
Net interest income	1,194	14	8
Total revenue	$4,847	4%	11%
Provision for credit losses	20	N/M	N/M
Noninterest expense	$3,355	8%	(16)%
Net income applicable to common shareholders	$1,130	2%	598%
Diluted EPS	$1.54	3%	633%

Selected metrics:

AUC/A (in trillions)	$52.1	—%	9%
AUM (in trillions)	$2.0	(5)%	3%

Financial ratios:	4Q24	3Q24	4Q23

Pre-tax operating margin	30%	33%	6%
ROE	12.2%	12.0%	1.8%
ROTCE (a)	23.3%	22.8%	3.6%

Capital ratios:

Tier 1 leverage ratio	5.7%	6.0%	6.0%
CET1 ratio	11.2%	11.9%	11.5%

4Q24 HIGHLIGHTS

Results
•Total revenue of $4.8 billion, increased 11%; or 8% excluding notable items (a)
•Noninterest expense of $3.4 billion, decreased 16%; or increased 2% excluding notable items (a)
•Diluted EPS of $1.54, increased 633%; or 33% excluding notable items (a)

4Q24 Notable items (a)
•Results include $165 million of noninterest expense primarily related to severance and litigation reserves

Profitability
•Pre-tax operating margin of 30%; or 34% excluding notable items (a)
•ROTCE of 23.3% (a); or 26.1% excluding notable items (a)

Balance sheet
•Average deposits of $286 billion, increased 5% year-over-year and 1% sequentially
•Tier 1 leverage ratio of 5.7%, decreased 23 bps year-over-year and 29 bps sequentially

Capital distribution
•Returned $1.1 billion of capital to common shareholders
•$349 million of dividends
•$750 million of share repurchases
•Total payout ratio of 102% for full-year 2024

(a) For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11.
Note: Above comparisons are 4Q24 vs. 4Q23, unless otherwise noted.
Investor Relations: Marius Merz (212) 298-1480	Media Relations: Garrett Marquis (949) 683-1503

BNY 4Q24 Financial Results
CONSOLIDATED FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				4Q24 vs.
	4Q24	3Q24	4Q23	3Q24		4Q23
Fee revenue	$3,513	$3,404	$3,214	3%		9%
Investment and other revenue	140	196	43	N/M		N/M
Total fee and other revenue	3,653	3,600	3,257	1		12
Net interest income	1,194	1,048	1,101	14		8
Total revenue	4,847	4,648	4,358	4		11
Provision for credit losses	20	23	84	N/M		N/M
Noninterest expense	3,355	3,100	3,995	8		(16)
Income before taxes	1,472	1,525	279	(3)		428
Provision for income taxes	315	336	73	(6)		332
Net income	$1,157	$1,189	$206	(3)%		462%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,130	$1,110	$162	2%		598%
Operating leverage (a)				(395)	bps	2,724	bps
Diluted earnings per common share	$1.54	$1.50	$0.21	3%		633%
Average common shares and equivalents outstanding - diluted (in thousands)	733,720	742,080	772,102
Pre-tax operating margin	30%	33%	6%
Metrics:
Average loans	$69,211	$69,205	$65,677	—%		5%
Average deposits	286,488	284,686	273,075	1		5
AUC/A at period end (in trillions) (current period is preliminary)	52.1	52.1	47.8	—		9
AUM at period end (in trillions) (current period is preliminary)	2.03	2.14	1.97	(5)		3
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$4,847	$4,648	$4,508	4%		8%
Adjusted noninterest expense	$3,190	$3,075	$3,116	4%		2%
Adjusted operating leverage (a)				54	bps	515	bps
Adjusted diluted earnings per common share	$1.72	$1.52	$1.29	13%		33%
Adjusted pre-tax operating margin	34%	33%	29%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for additional information.
bps – basis points.

KEY DRIVERS (comparisons are 4Q24 vs. 4Q23, unless otherwise noted)
•Total revenue increased 11%, primarily reflecting:
•Fee revenue increased 9%, primarily reflecting higher market values and client activity, net new business and higher foreign exchange revenue.
•Investment and other revenue increased primarily reflecting a 4Q23 reduction in the fair value of a contingent consideration receivable, partially offset by strategic equity investment gains recorded in 4Q23.
•Net interest income increased 8%, primarily reflecting higher investment securities portfolio yields and balance sheet growth, partially offset by changes in deposit mix.
•Provision for credit losses was $20 million, primarily driven by reserve increases related to commercial real estate exposure.
•Noninterest expense decreased 16% primarily reflecting the net impact of adjustments for the FDIC special assessment, efficiency savings and lower severance expense, partially offset by higher revenue-related expenses, employee merit increases and investments. Excluding notable items, noninterest expense increased 2% (a).
•Effective tax rate of 21.4%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 9%, primarily reflecting higher market values, client inflows and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar.
•AUM increased 3%, primarily reflecting higher market values, partially offset by unfavorable impact of a stronger U.S. dollar.

Capital and liquidity
•$349 million of dividends to common shareholders (b); $750 million of common share repurchases.
•Return on common equity (“ROE”) – 12.2%; Adjusted ROE – 13.6% (a).
•Return on tangible common equity (“ROTCE”) – 23.3% (a); Adjusted ROTCE - 26.1% (a).
•Common Equity Tier 1 (“CET1”) ratio – 11.2%.
•Tier 1 leverage ratio – 5.7%.
•Average liquidity coverage ratio (“LCR”) – 115%; Average net stable funding ratio (“NSFR”) – 132%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for additional information.
(b)    Including dividend-equivalents on share-based awards.
Note: Throughout this document, sequential growth rates are unannualized.

2

BNY 4Q24 Financial Results
FULL-YEAR CONSOLIDATED FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts; not meaningful - N/M)			2024 vs.
	2024	2023	2023
Fee revenue	$13,620	$12,872	6%
Investment and other revenue	687	480	N/M
Total fee and other revenue	14,307	13,352	7
Net interest income	4,312	4,345	(1)
Total revenue	18,619	17,697	5
Provision for credit losses	70	119	N/M
Noninterest expense	12,701	13,295	(4)
Income before taxes	5,848	4,283	37
Provision for income taxes	1,305	979	33
Net income	$4,543	$3,304	38%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$4,336	$3,067	41%
Operating leverage (a)			968	bps
Diluted earnings per common share	$5.80	$3.89	49%
Average common shares and equivalents outstanding - diluted (in thousands)	748,101	787,798
Pre-tax operating margin	31%	24%
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$18,619	$17,847	4%
Adjusted noninterest expense	$12,480	$12,302	1%
Adjusted operating leverage (a)			288	bps
Adjusted diluted earnings per common share	$6.03	$5.07	19%
Adjusted pre-tax operating margin	33%	30%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11.
bps – basis points.

KEY DRIVERS (comparisons are 2024 vs. 2023, unless otherwise noted)
•Total revenue increased 5%, primarily reflecting:
•Fee revenue increased 6%, primarily reflecting higher market values, net new business and higher client activity and foreign exchange revenue, partially offset by the mix of AUM flows.
•Investment and other revenue increased primarily reflecting the 4Q23 reduction in the fair value of a contingent consideration receivable and higher client activity in our fixed income and equity trading business.
•Net interest income decreased 1%, primarily reflecting changes in deposit mix, partially offset by higher investment securities portfolio yields and balance sheet growth.
•Provision for credit losses was $70 million, primarily driven by reserve increases related to commercial real estate exposure and changes in the macroeconomic forecast.
•Noninterest expense decreased 4%, primarily reflecting the net impact of adjustments for the FDIC special assessment and efficiency savings, partially offset by higher investments, employee merit increases and revenue-related expenses. Excluding notable items, noninterest expense increased 1% (a).
•Effective tax rate of 22.3%.

Capital and liquidity
•Returned $4.4 billion to common shareholders, including dividends of $1.3 billion (including dividend equivalents on share-based awards) and $3.1 billion of share repurchases.
•ROE – 11.9%; Adjusted ROE – 12.4% (a).
•ROTCE – 22.8% (a); Adjusted ROTCE – 23.8% (a).

(a)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for additional information.

3

BNY 4Q24 Financial Results
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Investment services fees:
Asset Servicing	$1,042	$1,021	$975	2%	7%
Issuer Services	295	285	285	4	4
Total investment services fees	1,337	1,306	1,260	2	6
Foreign exchange revenue	147	137	118	7	25
Other fees (a)	62	57	54	9	15
Total fee revenue	1,546	1,500	1,432	3	8
Investment and other revenue	97	105	112	N/M	N/M
Total fee and other revenue	1,643	1,605	1,544	2	6
Net interest income	681	609	635	12	7
Total revenue	2,324	2,214	2,179	5	7
Provision for credit losses	15	15	64	N/M	N/M
Noninterest expense	1,666	1,557	1,653	7	1
Income before taxes	$643	$642	$462	—%	39%

Total revenue by line of business:
Asset Servicing	$1,797	$1,720	$1,675	4%	7%
Issuer Services	527	494	504	7	5
Total revenue by line of business	$2,324	$2,214	$2,179	5%	7%

Pre-tax operating margin	28%	29%	21%

Securities lending revenue (b)	$52	$47	$48	11%	8%

Metrics:
Average loans	$11,553	$11,077	$11,366	4%	2%
Average deposits	$180,843	$180,500	$171,086	—%	6%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$37.7	$37.5	$34.2	1%	10%
Market value of securities on loan at period end (in billions) (d)	$488	$484	$450	1%	8%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.8 trillion at Dec. 31, 2024, $1.9 trillion at Sept. 30, 2024 and $1.7 trillion at Dec. 31, 2023.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY acts as agent on behalf of CIBC Mellon clients, which totaled $60 billion at Dec. 31, 2024, $67 billion at Sept. 30, 2024 and $63 billion at Dec. 31, 2023.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – The year-over-year increase primarily reflects higher net interest income, foreign exchange revenue, market values, client activity and net new business, partially offset by a strategic equity investment gain recorded in 4Q23. The sequential increase primarily reflects higher net interest income, client activity and foreign exchange revenue.
•Issuer Services – The year-over-year increase reflects higher Corporate Trust fees, partially offset by lower Depositary Receipts revenue. The sequential increase primarily reflects higher net interest income and Depositary Receipts revenue.
•Noninterest expense increased year-over-year primarily reflecting higher litigation reserves, employee merit increases and higher investments, partially offset by efficiency savings. The sequential increase primarily reflects higher litigation reserves, investments and revenue-related expenses, partially offset by efficiency savings.

4

BNY 4Q24 Financial Results
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Investment services fees:
Pershing	$516	$475	$472	9%	9%
Treasury Services	206	200	179	3	15
Clearance and Collateral Management	364	354	322	3	13
Total investment services fees	1,086	1,029	973	6	12
Foreign exchange revenue	27	23	21	17	29
Other fees (a)	61	58	50	5	22
Total fee revenue	1,174	1,110	1,044	6	12
Investment and other revenue	19	20	16	N/M	N/M
Total fee and other revenue	1,193	1,130	1,060	6	13
Net interest income	474	415	436	14	9
Total revenue	1,667	1,545	1,496	8	11
Provision for credit losses	9	7	28	N/M	N/M
Noninterest expense	852	834	837	2	2
Income before taxes	$806	$704	$631	14%	28%

Total revenue by line of business:
Pershing	$705	$649	$669	9%	5%
Treasury Services	471	424	408	11	15
Clearance and Collateral Management	491	472	419	4	17
Total revenue by line of business	$1,667	$1,545	$1,496	8%	11%

Pre-tax operating margin	48%	46%	42%

Metrics:
Average loans	$42,217	$42,730	$39,200	(1)%	8%
Average deposits	$90,980	$88,856	$87,695	2%	4%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$14.1	$14.3	$13.3	(1)%	6%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Pershing – The year-over-year increase primarily reflects higher market values and client activity, partially offset by lower net interest income. The sequential increase primarily reflects higher client activity and net interest income.
•Treasury Services – The year-over-year increase primarily reflects higher net interest income and net new business. The sequential increase primarily reflects higher net interest income.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher net interest income, collateral management fees and clearance volumes. The sequential increase primarily reflects higher net interest income and collateral management fees.
•Noninterest expense increased year-over-year primarily reflecting higher revenue-related expenses, investments and employee merit increases, partially offset by efficiency savings and lower litigation reserves. The sequential increase primarily reflects higher investments and severance expense, partially offset by efficiency savings.

5

BNY 4Q24 Financial Results
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)					4Q24 vs.
	4Q24	3Q24	4Q23		3Q24	4Q23
Investment management fees	$789	$782	$725		1%	9%
Performance fees	20	13	19		N/M	N/M
Investment management and performance fees	809	795	744		2	9
Distribution and servicing fees	68	68	66		—	3
Other fees (a)	(64)	(68)	(55)		N/M	N/M
Total fee revenue	813	795	755		2	8
Investment and other revenue (b)	13	9	(121)		N/M	N/M
Total fee and other revenue (b)	826	804	634		3	30
Net interest income	47	45	45		4	4
Total revenue	873	849	679		3	29
Provision for credit losses	—	1	(2)		N/M	N/M
Noninterest expense	700	672	685		4	2
Income (loss) before taxes	$173	$176	$(4)		(2)%	N/M	(c)

Total revenue by line of business:
Investment Management	$585	$569	$415		3%	41%
Wealth Management	288	280	264		3	9
Total revenue by line of business	$873	$849	$679		3%	29%

Pre-tax operating margin	20%	21%	(1)%
Adjusted pre-tax operating margin – Non-GAAP (d)	22%	23%	(1)%	(e)

Metrics:
Average loans	$13,718	$13,648	$13,405		1%	2%
Average deposits	$9,967	$10,032	$12,039		(1)%	(17)%

AUM (in billions) (current period is preliminary) (f)	$2,029	$2,144	$1,974		(5)%	3%
Wealth Management client assets (in billions) (current period is preliminary) (g)	$327	$333	$312		(2)%	5%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Excluding notable items, income before taxes increased 24% (Non-GAAP) compared with 4Q23. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
(d)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
(e)    Excluding notable items and net of distribution and servicing expense, the adjusted pre-tax operating margin was 21% (Non-GAAP) for 4Q23. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
(f)    Represents assets managed in the Investment and Wealth Management business segment.
(g)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year increase primarily reflects the 4Q23 reduction in the fair value of a contingent consideration receivable and higher market values, partially offset by the mix of AUM flows. The sequential increase primarily reflects higher market values and equity investment income, and the timing of performance fees, partially offset by the mix of AUM flows.
•Wealth Management – The year-over-year increase primarily reflects higher market values and net interest income, partially offset by changes in product mix. The sequential increase primarily reflects higher net interest income.
•Noninterest expense increased year-over-year primarily reflecting higher revenue-related expenses and employee merit increases, partially offset by efficiency savings. The sequential increase primarily reflects higher revenue-related and severance expenses.

6

BNY 4Q24 Financial Results
OTHER SEGMENT

The Other segment primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, renewable energy and other corporate investments, certain business exits and other corporate revenue and expense items.

(dollars in millions)	4Q24	3Q24	4Q23
Fee revenue	$(20)	$(1)	$(17)
Investment and other revenue	9	55	38
Total fee and other revenue	(11)	54	21
Net interest (expense)	(8)	(21)	(15)
Total revenue	(19)	33	6
Provision for credit losses	(4)	—	(6)
Noninterest expense	137	37	820
(Loss) before taxes	$(152)	$(4)	$(808)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The year-over-year decrease primarily reflects strategic equity investment gains recorded in 4Q23. The sequential decrease primarily reflects higher net losses on sales of securities and gains on real estate and other investments recorded in 3Q24.

•Noninterest expense decreased year-over-year primarily driven by adjustments for the FDIC special assessment recorded in 4Q23. The sequential increase primarily reflects higher severance expense and the impact of the adjustments to the FDIC special assessment.

7

BNY 4Q24 Financial Results
NOTABLE ITEMS BY BUSINESS SEGMENT

Notable items by business segment (a)	4Q24					4Q23
(dollars in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$—	$—	$—	$—	$—	$(6)	$—	$(144)	$—	$(150)
Noninterest expense	50	15	16	84	165	29	29	12	809	879
(Loss) before taxes	$(50)	$(15)	$(16)	$(84)	$(165)	$(35)	$(29)	$(156)	$(809)	$(1,029)
(a)    See pages 11 and 12 for details of notable items and line items impacted.

Notable items by business segment (a)	3Q24
(dollars in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$—	$—	$—	$—	$—
Noninterest expense	6	6	3	10	25
(Loss) before taxes	$(6)	$(6)	$(3)	$(10)	$(25)
(a)    See pages 11 and 12 for details of notable items and line items impacted.

Notable items by business segment (a)	2024					2023
(dollars in millions)	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total	Securities Services	Market and Wealth Services	Investment and Wealth Management	Other	Total
Fee and other revenue	$—	$—	$—	$—	$—	$(6)	$—	$(144)	$—	$(150)
Noninterest expense	66	20	20	115	221	61	39	20	873	993
(Loss) before taxes	$(66)	$(20)	$(20)	$(115)	$(221)	$(67)	$(39)	$(164)	$(873)	$(1,143)
(a)    See pages 11 and 13 for details of notable items and line items impacted.

8

BNY 4Q24 Financial Results
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Dec. 31, 2024	Sept. 30, 2024	Dec. 31, 2023
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.2%	11.9%	11.5%
Tier 1 capital ratio	13.7	14.5	14.2
Total capital ratio	14.8	15.6	14.9
Tier 1 leverage ratio (a)	5.7	6.0	6.0
Supplementary leverage ratio (a)	6.5	7.0	7.3
BNY shareholders’ equity to total assets ratio	9.9%	9.8%	9.9%
BNY common shareholders’ equity to total assets ratio	8.9%	8.8%	8.9%

Average LCR (a)	115%	116%	117%
Average NSFR (a)	132%	132%	135%

Book value per common share	$51.52	$51.78	$47.97
Tangible book value per common share – Non-GAAP (b)	$27.05	$28.01	$25.25
Common shares outstanding (in thousands)	717,680	727,078	759,344
(a)    Regulatory capital and liquidity ratios for Dec. 31, 2024 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for Dec. 31, 2024 was the Standardized Approach, for Sept. 30, 2024 was the Standardized Approach for the CET1 and Tier 1 capital ratios and the Advanced Approaches for the Total capital ratio, and for Dec. 31, 2023 was the Advanced Approaches.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.

•CET1 capital totaled $18.8 billion and Tier 1 capital totaled $23.0 billion at Dec. 31, 2024, both decreasing compared with Sept. 30, 2024, primarily reflecting a decline in accumulated other comprehensive income and capital returned through common stock repurchases and dividends, partially offset by capital generated through earnings. The CET1 ratio decreased compared with Sept. 30, 2024 reflecting the decrease in capital and higher risk-weighted assets. The Tier 1 leverage ratio decreased compared with Sept. 30, 2024 reflecting the decrease in capital and higher average assets.

NET INTEREST INCOME

Net interest income				4Q24 vs.
(dollars in millions; not meaningful - N/M)	4Q24	3Q24	4Q23	3Q24		4Q23
Net interest income	$1,194	$1,048	$1,101	14%		8%
Add: Tax equivalent adjustment	1	—	1	N/M		N/M
Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,195	$1,048	$1,102	14%		8%

Net interest margin	1.32%	1.16%	1.26%	16	bps	6	bps
Net interest margin (FTE) – Non-GAAP (a)	1.32%	1.16%	1.26%	16	bps	6	bps
(a)    Net interest income (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for information on this Non-GAAP measure.
bps – basis points.

•Net interest income increased year-over-year primarily reflecting higher investment securities portfolio yields and balance sheet growth, partially offset by changes in deposit mix.

•The sequential increase in net interest income primarily reflects the reinvestment of maturing investment securities at higher yields, partially offset by deposit margin compression.

9

BNY 4Q24 Financial Results
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(dollars in millions)	Quarter ended			Year ended
	Dec. 31, 2024	Sept. 30, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023
Fee and other revenue
Investment services fees	$2,438	$2,344	$2,242	$9,419	$8,843
Investment management and performance fees	808	794	743	3,139	3,058
Foreign exchange revenue	177	175	143	688	631
Financing-related fees	53	53	45	216	192
Distribution and servicing fees	37	38	41	158	148
Total fee revenue	3,513	3,404	3,214	13,620	12,872
Investment and other revenue	140	196	43	687	480
Total fee and other revenue	3,653	3,600	3,257	14,307	13,352
Net interest income
Interest income	6,467	6,652	5,963	25,607	20,648
Interest expense	5,273	5,604	4,862	21,295	16,303
Net interest income	1,194	1,048	1,101	4,312	4,345
Total revenue	4,847	4,648	4,358	18,619	17,697
Provision for credit losses	20	23	84	70	119
Noninterest expense
Staff	1,817	1,736	1,831	7,130	7,095
Software and equipment	520	491	486	1,962	1,817
Professional, legal and other purchased services	410	370	406	1,503	1,527
Net occupancy	149	130	162	537	542
Sub-custodian and clearing	128	117	117	498	475
Distribution and servicing	87	90	88	361	353
Business development	54	48	61	188	183
Bank assessment charges	16	10	670	36	788
Amortization of intangible assets	13	12	14	50	57
Other	161	96	160	436	458
Total noninterest expense	3,355	3,100	3,995	12,701	13,295
Income
Income before taxes	1,472	1,525	279	5,848	4,283
Provision for income taxes	315	336	73	1,305	979
Net income	1,157	1,189	206	4,543	3,304
Net (income) loss attributable to noncontrolling interests related to consolidated investment management funds	(2)	(7)	2	(13)	(2)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,155	1,182	208	4,530	3,302
Preferred stock dividends	(25)	(72)	(46)	(194)	(235)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,130	$1,110	$162	$4,336	$3,067

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year ended
	Dec. 31, 2024	Sept. 30, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023
(in dollars)
Basic	$1.56	$1.51	$0.21	$5.84	$3.91
Diluted	$1.54	$1.50	$0.21	$5.80	$3.89

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BNY 4Q24 Financial Results
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY has included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bny.com for additional reconciliations of Non-GAAP measures.

BNY has also included revenue measures excluding notable items, including the reduction in the fair value of a contingent consideration receivable and disposal gains. Expense measures, excluding notable items, including severance expense, litigation reserves and the FDIC special assessment, are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity and pre-tax operating margin, excluding the notable items mentioned above, are also provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

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BNY 4Q24 Financial Results

Reconciliation of Non-GAAP measures, excluding notable items					4Q24 vs.
(dollars in millions, except per share amounts)	4Q24	3Q24		4Q23	3Q24		4Q23
Total revenue – GAAP	$4,847	$4,648		$4,358	4%		11%
Less: Reduction in the fair value of a contingent consideration receivable (a)	—	—		(144)
Disposal (loss) (a)	—	—		(6)
Adjusted total revenue – Non-GAAP	$4,847	$4,648		$4,508	4%		8%

Noninterest expense – GAAP	$3,355	$3,100		$3,995	8%		(16)%
Less: Severance expense (b)	135	40		200
Litigation reserves (b)	38	2		47
FDIC special assessment (b)	(8)	(17)		632
Adjusted noninterest expense – Non-GAAP	$3,190	$3,075		$3,116	4%		2%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,130	$1,110		$162	2%		598%
Less: Reduction in the fair value of a contingent consideration receivable (a)	—	—		(144)
Disposal (loss) (a)	—	—		(5)
Severance expense (b)	(103)	(31)		(153)
Litigation reserves (b)	(37)	(2)		(47)
FDIC special assessment (b)	6	13		(482)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$1,264	$1,130		$993	12%		27%

Diluted earnings per common share – GAAP	$1.54	$1.50		$0.21	3%		633%
Less: Reduction in the fair value of a contingent consideration receivable (a)	—	—		(0.19)
Disposal (loss) (a)	—	—		(0.01)
Severance expense (b)	(0.14)	(0.04)		(0.20)
Litigation reserves (b)	(0.05)	—		(0.06)
FDIC special assessment (b)	0.01	0.02		(0.62)
Total diluted earnings per common share impact of notable items	(0.18)	(0.03)	(c)	(1.08)
Adjusted diluted earnings per common share – Non-GAAP	$1.72	$1.52	(c)	$1.29	13%		33%
Operating leverage – GAAP (d)					(395)	bps	2,724	bps
Adjusted operating leverage – Non-GAAP (d)					54	bps	515	bps
(a)    Reflected in Investment and other revenue.
(b)    Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(c)    Does not foot due to rounding.
(d)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps - basis points.

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BNY 4Q24 Financial Results

Reconciliation of Non-GAAP measures, excluding notable items			2024 vs.
(dollars in millions, except per share amounts)	2024	2023	2023
Total revenue – GAAP	$18,619	$17,697	5%
Less: Reduction in the fair value of a contingent consideration receivable (a)	—	(144)
Disposal (loss) (a)	—	(6)
Adjusted total revenue – Non-GAAP	$18,619	$17,847	4%

Total noninterest expense – GAAP	$12,701	$13,295	(4)%
Less: Severance expense (b)	240	267
Litigation reserves (b)	44	94
FDIC special assessment (b)	(63)	632
Adjusted total noninterest expense – Non-GAAP	$12,480	$12,302	1%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$4,336	$3,067	41%
Less: Reduction in the fair value of a contingent consideration receivable (a)	—	(144)
Disposal (loss) (a)	—	(5)
Severance expense (b)	(183)	(205)
Litigation reserves (b)	(41)	(91)
FDIC special assessment (b)	48	(482)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$4,512	$3,994	13%

Diluted earnings per share – GAAP	$5.80	$3.89	49%
Less: Reduction in the fair value of a contingent consideration receivable (a)	—	(0.18)
Disposal (loss) (a)	—	(0.01)
Severance expense (b)	(0.24)	(0.26)
Litigation reserves (b)	(0.05)	(0.12)
FDIC special assessment (b)	0.06	(0.61)
Total diluted earnings per common share impact of notable items	$(0.23)	$(1.18)
Adjusted diluted earnings per common share – Non-GAAP	$6.03	$5.07	19%
Operating leverage – GAAP (c)			968	bps
Adjusted operating leverage – Non-GAAP (c)			288	bps
(a)    Reflected in Investment and other revenue.
(b)    Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(c)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points

Pre-tax operating margin reconciliation
(dollars in millions)	4Q24	3Q24	4Q23	2024	2023
Income before taxes – GAAP	$1,472	$1,525	$279	$5,848	$4,283
Impact of notable items (a)	(165)	(25)	(1,029)	(221)	(1,143)
Adjusted income before taxes, excluding notable items – Non-GAAP	$1,637	$1,550	$1,308	$6,069	$5,426

Total revenue – GAAP	$4,847	$4,648	$4,358	$18,619	$17,697
Impact of notable items (a)	—	—	(150)	—	(150)
Adjusted total revenue, excluding notable items – Non-GAAP	$4,847	$4,648	$4,508	$18,619	$17,847

Pre-tax operating margin – GAAP (b)	30%	33%	6%	31%	24%
Adjusted pre-tax operating margin – Non-GAAP (b)	34%	33%	29%	33%	30%
(a)    See pages 11-13 for details of notable items and line items impacted.
(b)    Income before taxes divided by total revenue.

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BNY 4Q24 Financial Results

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	4Q24	3Q24	4Q23	2024	2023
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,130	$1,110	$162	$4,336	$3,067
Add: Amortization of intangible assets	13	12	14	50	57
Less: Tax impact of amortization of intangible assets	3	3	4	12	14
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$1,140	$1,119	$172	$4,374	$3,110
Impact of notable items (a)	(134)	(20)	(831)	(176)	(927)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$1,274	$1,139	$1,003	$4,550	$4,037

Average common shareholders’ equity	$36,923	$36,772	$36,050	$36,413	$35,767
Less: Average goodwill	16,515	16,281	16,199	16,316	16,204
Average intangible assets	2,846	2,827	2,858	2,839	2,880
Add: Deferred tax liability – tax deductible goodwill	1,221	1,220	1,205	1,221	1,205
Deferred tax liability – intangible assets	665	656	657	665	657
Average tangible common shareholders’ equity – Non-GAAP	$19,448	$19,540	$18,855	$19,144	$18,545

Return on common equity – GAAP (b)	12.2%	12.0%	1.8%	11.9%	8.6%
Adjusted return on common equity – Non-GAAP (b)	13.6%	12.2%	10.9%	12.4%	11.2%

Return on tangible common equity – Non-GAAP (b)	23.3%	22.8%	3.6%	22.8%	16.8%
Adjusted return on tangible common equity – Non-GAAP (b)	26.1%	23.2%	21.1%	23.8%	21.8%
(a)    See pages 11-13 for details of notable items and line items impacted.
(b)    Quarterly returns are annualized.

Reconciliation of Non-GAAP measures, excluding notable items - Investment and Wealth Management			4Q24 vs.
(dollars in millions)	4Q24	4Q23	4Q23
Income (loss) before taxes – GAAP	$173	$(4)	N/M
Impact of notable items (a)	(16)	(156)
Adjusted income before taxes – Non-GAAP	$189	$152	24%

Total revenue – GAAP	$873	$679	29%
Less: Distribution and servicing expense	88	89
Adjusted total revenue, net of distribution and servicing expense – Non-GAAP	$785	$590	33%
Impact of notable items (a)		(144)
Adjusted total revenue, excluding notable items and net of distribution and servicing expense – Non-GAAP		$734

Pre-tax operating margin – GAAP (b)		(1)%
Adjusted pre-tax operating margin, net of distribution and servicing expense (b)		(1)%
Adjusted pre-tax operating margin, net of distribution and servicing expense and excluding notable items – Non-GAAP (b)		21%
(a)    Notable items in 4Q24 include severance expense. Notable items in 4Q23 include the reduction in the fair value of a contingent consideration receivable (reflected in investment and other revenue) and severance expense.
(b)    Income before taxes divided by total revenue.

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BNY 4Q24 Financial Results
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

A number of statements in this Earnings Release and in our Financial Supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our strategic priorities, financial performance and financial targets. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as we complete our Annual Report on Form 10-K for the year ended Dec. 31, 2024. Forward-looking statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change.

By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2023 and our other filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

ABOUT BNY

BNY is a global financial services company that helps make money work for the world – managing it, moving it and keeping it safe. For 240 years BNY has partnered alongside clients, putting its expertise and platforms to work to help them achieve their ambitions. Today BNY helps over 90% of Fortune 100 companies and nearly all the top 100 banks globally to access the money they need. BNY supports governments in funding local projects and works with over 90% of the top 100 pension plans to safeguard investments for millions of individuals, and so much more. As of Dec. 31, 2024, BNY oversees $52.1 trillion in assets under custody and/or administration and $2.0 trillion in assets under management.

BNY is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Headquartered in New York City, BNY employs over 50,000 people globally and has been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. Additional information is available on www.bny.com. Follow on LinkedIn or visit the BNY Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, President and Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 12:00 p.m. ET on Jan. 15, 2025. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bny.com/investorrelations. Earnings materials will be available at www.bny.com/investorrelations beginning at approximately 6:30 a.m. ET on Jan. 15, 2025.

An archived version of the fourth quarter conference call and audio webcast will be available beginning on Jan. 15, 2025 at approximately 4:00 p.m. ET through Feb. 14, 2025 at www.bny.com/investorrelations.

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